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                                                                    Exhibit 23.1


[KPMG logo]

The Board of Directors
blaxxun interactive, Inc.
1550 Bryant Street, Suite 770
San Francisco, CA 94103
U.S.A.



The Board of Directors and Stockholders
blaxxun interactive, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ KPMG Deutsche Treuhand-Gesellschaft AG

Munich, Germany
August 3, 2000